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CUSIP No. 86211E 10 3                13G                      PAGE 9 OF 9 PAGES
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                                                                       Exhibit I

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Storage Networks, Inc.

         EXECUTED as a sealed instrument this ___day of February, 2002.


                                            GREYLOCK IX LIMITED PARTNERSHIP

                                            By:  Greylock IX GP Limited
                                                 Partnership General Partner



                                                 By:
                                                    ----------------------------
                                                     William W. Helman
                                                     Co-Managing General Partner


                                            GREYLOCK IX GP LIMITED PARTNERSHIP


                                            By:
                                               ---------------------------------
                                                William W. Helman
                                                Co-Managing General Partner



                                            ------------------------------------
                                            William W. Helman



                                            ------------------------------------
                                            William S. Kaiser